Exhibit 10.02

BANK OF NEW YORK SUBSCRIPTION AND TRANSFER AGENT AGREEMENT

This Subscription and Transfer Agent Agreement (“Agreement”) is entered into this second day of  April, 2007 by and among The Bank of New York, a New York banking corporation (“Bank”), R. J. O’Brien Fund Management, Inc., (“RJOFM”) a Delaware corporation, and each Fund listed in Exhibit A attached hereto.  RJOFM and the Funds, individually, and R JOFM and the Funds, collectively, shall sometimes hereinafter be referred to as “Customer”.

WHEREAS, Customer is 1) the sponsor (Managing Owner) of the Funds or 2) an affiliate of the general partner of the Funds or 3) an advisor to the Funds listed in Exhibit A; and

WHEREAS, the Customer desires to retain the services of Bank as subscription agent and transfer agent for all Shares (as hereinafter defined) of the Funds; and

WHEREAS, Bank desires to perform the services as described in Exhibit B for each of the Funds upon and subject to the terms and conditions hereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein made, the parties do hereby agree as follows:

Section 1.           Definitions.

“Business Day” means any day other than a Saturday, Sunday, or other day on which banks in the City of New York are required or permitted to be closed.

“Call Center Service” means use of a touch-tone telephone and access to customer service representatives by Investors and Customer Representatives to obtain account information.

“Certificate” means any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Bank by the Customer which is signed by any Officer, as hereinafter defined, and actually received by the Bank.

“Customer Instructions” means any notices, instructions or orders given electronically, including facsimile and e-mail; orally; or in writing to Bank by any person or entity believed by Bank to be a Customer or Customer Representative by any method agreed upon in writing between Bank and Customer pursuant to Section 6.2.

“Customer Representative” means Customer or the individual(s) designated, from time to time, by Customer, pursuant to Section 6.2 herein, to be responsible for carrying out various functions under this Agreement.

“Fund” means a limited partnership, corporation, Real Estate Investment Trust (R.E.I.T.), trust, partnership or limited liability company listed in Exhibit A attached hereto.

“Investor” means any person, corporation, retirement account or any other form of ownership that has invested money or property in one or more Fund(s).

“IVR” means a system to be used by Investors to obtain information using a telephone from an automated attendant regarding such Investors account with Customer.

“Officer” means, if the Fund is a corporation, the Fund’s president, chief executive officer, any vice president, the secretary, the treasurer, the controller, any assistant treasurer and any other official duly authorized by the Board of Directors of the Customer to execute any Certificate on behalf of the Customer; and otherwise, means a general partner, a trustee or other appropriate person.

“Share” means a unit of ownership in a Fund, as determined by the Fund’s registration statement or prospectus, including but not limited to, a share, a unit, an ownership interest, a beneficial interest, and a beneficial assignment.

SECTION 2.           APPOINTMENT OF BANK.

2.1   Appointment.

Each Fund does hereby constitute and appoint Bank as its agent to provide the services described herein and as more particularly described in Exhibit B attached hereto (the “Services”) for and on behalf of each of the Funds upon and subject to the terms and conditions of this Agreement.  Bank hereby accepts appointment as such agent and agrees to perform the Services in accordance with the terms and conditions hereinafter set forth. It is intended that Bank be deemed an independent contractor and that no employment relationship between Customer or the Funds on the one hand and Bank or Bank’s employees on the other hand be created.

2.2   Documentation.

In connection with such appointment, the Fund shall deliver the following documents to Bank:

(a)          A copy of the document evidencing the Fund’s form of organization (the “Charter”) and all amendments thereto, certified in the case of a corporation or a limited liability company by the Secretary of State or other appropriate official;

(b)         If the Fund has By-Laws, a copy of such By-Laws certified by the secretary or an assistant secretary;

(c)          If the Fund is a corporation or a limited liability company, a certified copy of a resolution of the board of directors of the Fund appointing the Bank to perform the Services and authorizing the execution and delivery of this Agreement;

(d)         A certificate signed, as appropriate, by a secretary, a general partner, a trustee or similar person, of the Fund specifying: the number of authorized Shares, the number of such authorized Shares issued and currently outstanding, and the names and specimen signatures of all persons duly authorized the Fund to execute any Certificate on behalf of the Fund, as such Certificate may be amended from time to time;

(e)          A specimen Share certificate for each class of Shares in the form approved by the Fund, together with a Certificate signed by the Secretary of the Fund as to such approval and covenanting to supply a new such Certificate and specimen whenever such form shall change; or, alternatively, a Certificate from the Fund signed by a secretary, a general partner, a trustee or similar person specifying that Shares are uncertificated;

(f)            An opinion of counsel for the Fund, in a form satisfactory to Bank, with respect to the validity of the authorized and outstanding Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and of the Fund under the Investment Company Act of 1940, as amended, and any other applicable law or regulation (i.e., if subject to registration, that the Shares and/or the Fund, as the case may be, have been registered and that the Registration Statement has become effective or, if either the Shares or the Fund is exempt from registration, the specific grounds therefor);

(g)         A list of the name, address, social security or taxpayer identification number of each Shareholder, number of Shares owned, certificate numbers, and whether any “stops” have been placed; and

(h)         An opinion of counsel for the Fund, in a form satisfactory to Bank, with respect to the due authorization by the Fund and the validity and effectiveness of the use of facsimile signatures by Bank in connection with the countersigning and registering of Share certificates of the Fund.

2.3         Share Certificates.

The Fund shall furnish Bank with a sufficient supply of blank Share certificates, if applicable, and from time to time will renew such supply upon request of Bank.  Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Fund authorized by law or by the By-Laws (if any) to sign Share certificates, and, if required, shall bear the corporate seal or a facsimile thereof.

2.4         Information Files.

In connection with the appointment of Bank, the Fund shall furnish information to Bank in one or more files in a machine-readable format acceptable to Bank.

SECTION 3.                                TERM.

This Agreement will commence on the date hereof and continue until it expires on a date three (3) years from the date hereof.  Neither party may terminate the transfer agency relationship prior to the end of the term with the exception of: violation of the standard of care set forth in the Agreement by the Bank; a material breach by either party or its obligations set forth in the Agreement; the sale by the Bank of substantially all of its stock transfer servicing business or the Bank’s discontinuance of those services generally; the sale or change of ownership control of the Customer; the bankruptcy, reorganization or liquidation of either party; or the occurrence of any event that has a materially adverse effect on the reputation of the non-terminating party.

SECTION 4.           COMPENSATION, FEES, EXPENSES AND TAXES

4.1         Compensation Pursuant to Fee Schedule.

In consideration of the Services to be rendered pursuant to this Agreement, Customer shall compensate Bank in accordance with and pursuant to the terms of the Fee Schedule annexed hereto as Exhibit B.

4.2         Taxes

Except as otherwise provided in Exhibit B, Bank shall have no tax reporting obligations, and Customer shall be solely responsible for any tax reporting with respect to each Fund and each Investor.

4.3         Payment of Fees and Reimbursements.

a)              Fees shall be paid monthly on or before the first business day of each calendar month, with the first payment for the calendar month beginning on the effective date. Customer shall pay reimbursements for other costs and expenses no later than the tenth day after the close of each calendar month.

b)             During the first calendar month of the term of this Agreement, Customer shall pay Bank a pro-rated percentage of the monthly fees equal to the number of days of such month in which Services are to be performed divided by the number of days in the month.

c)              In the event this Agreement is terminated prior to the end of a calendar month, Customer shall be entitled to a return of Bank’s fee prorated for the portion of the calendar month after the termination date, but shall pay any costs and expenses incurred by Bank in connection with this Agreement up to or subsequent to the date of termination.

d)             Bank may receive from time to time payments of research and fulfillment fees from Investors as set forth in Exhibit B, which fees are required in order for Investors to receive historical copies of communications mailed by the Funds as well as the result of research done by Bank.  Such fees are additional compensation to Bank, and shall not reduce or affect compensation paid to Bank pursuant to Sections 4.1 or 4.3.

SECTION 5.           Limitation of Liability; Indemnification.

5.1         Limitation of Liability of Bank.

Bank shall not be liable for any Losses (as defined in Section 5.2) or action taken or omitted or for any loss or injury resulting from its (or its nominees) actions or its (or its nominees’) performance or lack of performance of their respective duties hereunder in the absence of  negligence or willful misconduct on their respective part.  In no event shall Bank be liable to any Customer, any Investor, or any third party (i) for acting in accordance with Customer Instructions or instructions from any entity reasonably believed by Bank to be an agent of Customer; (ii) for special, consequential or punitive damages; (iii) for the acts or omissions of its correspondents, designees, agents, subagents; (iv) any Losses (as defined in Section 5.2) due to forces beyond the reasonable control of Bank, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; or (v) for any violation or alleged violation of any federal securities law or any “blue sky” or state securities law.  With respect to any Losses (as defined in Section 5.2) incurred as a result of the acts or the failure to act by any correspondents, designees, agents, subagents, Bank shall take appropriate action to recover such Losses from the same; and Bank’s sole responsibility and liability to Customer and Investors shall be limited to amounts so received from the same (exclusive of costs and expenses incurred by Bank).

5.2.      Indemnity.

Customer and the related Fund(s) shall be jointly and severally liable for and shall indemnify Bank (and its nominees) and hold them harmless from and against any and all claims, losses, liabilities, damages or expenses (including attorneys’ fees and expenses) (collectively referred to herein as “Losses”) howsoever arising from or in connection with this Agreement or the performance of their duties hereunder, the enforcement of this Agreement and disputes between the parties hereto or otherwise related to Bank’s performance hereunder, provided, however, that nothing contained herein shall require that Bank (or its nominees) be indemnified for direct money damages to the extent caused by their negligence or willful misconduct.  Customer shall be liable to Bank for satisfaction of any and all obligations and liabilities arising or incurred.  Nothing contained herein shall limit or in any way impair the right of Bank to indemnification under any other provision of this Agreement.

5.3         Legal Action.

No legal action, including one arising out of an exception or objection under Section 6 hereof, shall be instituted against Bank after one hundred twenty (120) days from the date of the first statement or report that reflects the information, error or omission which provides the basis for such claim.

5.4         Third Party Information.

Bank shall have no responsibility for the accuracy of any information that has been provided by or obtained from third parties.

5.5         Only the Duties Set Forth Herein.

Except as specifically set forth herein, Bank’s duties and responsibilities are solely those set forth herein and it shall not be obligated to perform any services or take any action not provided for herein unless specifically agreed to by it in writing.  Nothing contained herein shall cause Bank to be deemed a trustee or fiduciary for or on behalf of any Customer, any Fund, any Investor, or any other person.  The Services provided by Bank hereunder are in addition to the services provided by Bank under any other agreement between the parties.

5.6         Disclosure of Information.

Bank is authorized to disclose information concerning the Funds and Investors to its affiliates and to providers of services as may be necessary in connection with the administration of or performance of this Agreement and to its regulators, its internal and external auditors, accountants and counsel, and to any other person or entity when advised by counsel that it may be liable for a failure to do so.

5.7.      Bank May Act as Agent.

Bank may act as agent for, provide banking, investment advisory, investment management and other services to, and generally engage in any kind of business with, others to the same extent as if Bank were not providing services hereunder.  Nothing in this Agreement shall in any way be deemed to restrict the right of Bank to perform such services for any other person or entity, and the performance of such services for others will not be deemed to violate or give rise to any duty or obligation to Customer, and Fund, or any Investor not specifically undertaken by Bank hereunder.

5.8.      Use of Agents.

Bank may employ agents or attorneys-in-fact at the expense of Customer, and shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of its agents or attorneys-in-fact, so long as Bank acts in good faith and without negligence or willful misconduct in connection with the selection of such agents or attorneys-in-fact.

5.9.      Application for Instructions.

At any time Bank may apply to an Officer of the Fund for written instructions with respect to any matter arising in connection with Bank’s duties and obligations under the Agreement, and Bank shall not be liable for any action taken or omitted to be taken by Bank in good faith in accordance with such instructions.  Such application by Bank for instructions from an Officer of the Fund may, at the option of Bank, set forth in writing any action proposed to be taken, omitted to be taken by Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, Bank has received written instructions in response to such application specifying the action to be taken or omitted.  Bank may consult counsel to the Fund or Bank’s own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted to be done by it in good faith in accordance with the advice of opinion of such counsel.

SECTION 6.           NOTICES, INSTRUCTIONS, AND EXAMINATION OF REPORTS.

6.1         Examination of Reports.

A Customer Representative shall examine promptly each tax reporting control report, distribution or dividend report, control report or output report provided by Bank to Customer in fulfillment of a Customer request for service. Unless Customer Representative files with Bank a written exception or objection within one hundred and twenty (120) days after the date of such report that reflects an error or omission, Customer shall be conclusively deemed to have waived any such exception or objection or claim based thereon.

6.2.      Notices, Instructions and Other Communications.

Unless otherwise specified herein, all statements and notices, instructions or other communications may be given either orally or in writing (including by electronic mail (e-mail), telecopy or other electronic transmission).  All reports, notices, instructions and other communications shall be delivered to the address (post office, telephone, other electronic address) set forth on Exhibit E annexed hereto, which address may be changed upon thirty (30) days’ prior written notice to the other party.  Customer shall furnish to Bank a Certificate in the form of Exhibit C indicating those Customer Representatives who are authorized to give Bank instructions hereunder and with specimen signatures of such persons, and until Bank actually receives such Certificate, Bank shall be authorized to rely upon, and shall incur no liability for relying upon, instructions reasonably believed to be given by Customer. Bank is authorized to comply with and rely upon any such notices, instructions or other communications believed by it to have been sent or given by a Customer Representative.  Customer may amend such Certificate or add or delete any person by delivering a replacement Certificate to Bank, but until such amended Certificate is actually received Bank shall have no liability for relying on the last received certificate. Bank’s understanding of any oral notice, instruction or other communication shall be deemed controlling (whether given or received by Bank), notwithstanding any discrepancy between such understanding and any subsequent confirming document or communication.

SECTION 7.           SUBSCRIPTION FOR SHARES

1.0    The Customer hereby appoints the Bank to act as its subscription agent for the purpose of receiving subscriptions for Shares on behalf of the Customer during the period in which subscriptions for shares may be submitted by or on behalf of prospective investors (“Investors”) of a Fund (the “Subscription Period”), as described in the prospectus for a Fund, as may be amended or supplemented from time to time, and in any future prospectus prepared by a Fund in connection with future offerings by a Fund.  The Bank is hereby authorized and directed to receive subscriptions for Shares on behalf of the Customer until the expiration of the Fund’s Subscription Period (the “Expiration Date”).

2.0    Any funds that the Bank receives on behalf of an Investor for the subscription for Shares during the Subscription Period shall be deposited into an account at the Bank established pursuant to an Escrow Agreement with the Bank’s Corporate Trust Division until the total subscriptions reach the minimum amounts established in a Fund’s prospectus necessary to establish the Fund (whose subscriptions have been properly completed and executed and for which the correct payment amount has been received) (the “Escrow Period”).  After a Fund has instructed the Bank to release the funds held in the Escrow Account, any funds that the Bank receives on behalf of an Investor for the subscription for Shares during the Subscription Period shall be deposited in an account of the Fund at the Bank.  All funds received in connection with subscriptions which have been accepted for sufficiency on a particular day shall be wired to the Customer on the following Business Day.  Funds received in connection with a subscription that has not been accepted for sufficiency shall be held in an account at the Bank pending cure.

3.0    As promptly as practicable after the Bank receives an Investor’s subscription forms, the Bank shall determine whether such Investor has properly completed and executed such forms and has submitted the correct payment for the Shares.  If such form is not properly completed, is unexecuted or, if such investor did not send the correct payment amount, then the Bank will send a notice to such Investor or such Investor’s broker or financial advisor, as the case may be, instructing such Investor to amend the forms to cure any defect or submit the proper payment amount, as the case may be.  If the Investor does not amend the forms or submit the proper payment amount, as the case may be, within thirty (30) days from the date the Bank sends the notice to such Investor or such Investor’s broker or financial advisor, as the case may be, the forms and funds submitted by such Investor shall be returned to such Investor or their broker or financial advisor.

4.0    Subscriptions may be accepted by the Bank in the form of check or wire transfer.  Upon receipt of forms for subscriptions of Shares, the Bank shall scan such forms on its imaging system.  After the Bank has determined that an Investor’s forms have been properly completed and executed and the correct payment amount has been received, the Bank shall enter such Investor’s information on its direct investment system.

5.0    The Bank will advise the Customer on a schedule to which Bank and Customer mutually agree during the Subscription Period as to (1) the total number of subscriptions for Shares that the Bank has received (which have been properly completed and executed and for which the correct payment amount was received), and (2) the aggregate amount of funds received by the Bank in payment for such subscriptions.

SECTION 8.                              ISSUANCE AND TRANSFER OF UNITS

1.0.  Bank will issue Share certificates upon receipt of a Certificate from an Officer, but shall not be required to issue Share certificates after it has received from an appropriate federal or state authority written notification that the sale of Shares has been suspended or discontinued, and Bank shall be entitled to rely upon such written notification.  Bank shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection with the issuance of any Shares.

2.0.  Shares will be transferred upon presentation to Bank of Share certificates in form deemed by Bank properly endorsed for transfer, accompanied by such documents as Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes.  In the case of small estates where no administration is contemplated, Bank may, when furnished with an appropriate surety bond, and without further approval of the Fund, transfer Shares registered in the name of the decedent where the current market value of the Shares being transferred does not exceed such amount as may from time to time be prescribed by the various states.  Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on Share certificates are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Fund, a guaranty of signature by an “eligible guarantor institution” meeting the requirements of Bank, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.  Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer.  Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Fund shall indemnify Bank for any act done or omitted by it in good faith in reliance upon such laws.

3.0.  All Shares that are subject to restrictions on transfer (e.g., Shares acquired pursuant to an investment representation, Shares held by controlling persons, Shares subject to stockholders’ agreement, Shares of a Fund having a limit on the aggregate number of holders of its Shares, etc.), shall, if represented by certificates, be stamped with a legend describing the extent and conditions of the restrictions or referring to the source of such restrictions.  If such Shares are not represented by certificates the Fund shall be responsible for informing Bank in writing of any such restrictions.

4.0.  Bank shall have no duty or liability for any transfer of Shares described in preceding Paragraph 7.3 where counsel for the Fund or Bank’s own counsel advises that such transfer may be made in compliance with all applicable law, or where Bank receives an investor or purchaser letter, or similar writing (an “Investment Letter”) which on its face is complete and by its terms authorizes such transfer.  Nor shall Bank have any duty or liability to monitor or abide by any limit on the aggregate number of holders of Shares of any Fund.  Without limiting the generality of the foregoing, Bank may presume that all factual statements in any Investment Letter are true and accurate, and that transfers in accordance with the terms of such Investor Letter are in accordance with all applicable law.

5.0.  In the event that a Fund requires approval of transfers by an Officer of the Fund in order for the transfer to be effective, Customer hereby authorizes and approves all transfers provided that Bank processes the transfer request in accordance with this Section and the documentation supplied conforms to the requirements for transfer specified in Exhibit D.

6.0.  The Fund shall deliver to Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

1.0.0..            A certified copy of the amendment to the Charter giving effect to such increase, decrease or change;

1.0.0..            An opinion of counsel for the Fund, in a form satisfactory to Bank, with respect to the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor); and

1.0.0..            In the case of an increase, if the appointment of Bank was theretofore expressly limited, a certified copy of a resolution of the Board of Directors or similar body of the Fund increasing the authority of Bank.

1.0.  Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Fund shall deliver the following documents to Bank:

1.0.0.0.      If the Fund is a corporation or a limited liability company, a certified copy of the resolutions adopted by the Board of Directors or similar body and/or the shareholders of the Fund authorizing such issuance of additional Shares of the Fund or such reduction, as the case may be, or a certified General Partner, trustee, or similar person;

2.0.0.0.      A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Fund that no other order or consent is required; and

3.0.0.0.      An opinion of counsel for the Fund, in a form satisfactory to Bank, with respect to the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective, or, if exempt, the specific grounds therefore).

2.0.  In the case of any negative stock split, recapitalization or other capital adjustment requiring a change in the form of Share certificates, Bank will issue Share certificates in the new form in exchange for, or upon transfer of, outstanding Share certificates in the old form, upon receiving:

1.0.0..    A Certificate authorizing the issuance of Share certificates in the new form;

1.0.0..    A certified copy of any amendment to the Charter with respect to the change;

1.0.0..            Specimen Share certificates for each class of Shares in the new form approved by the Board of Directors of the Fund, with a Certificate signed by the Secretary of the Fund as to such approval;

1.0.0..            A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance of the Shares in the new form, and an opinion of counsel for the Fund that the order or consent of no other governmental or regulatory authority is required; and

1.0.0..            An opinion of counsel for the Fund, in a form satisfactory to Bank, with respect to the validity of the Shares in the new form, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable law or regulation (i.e., if subject to registration, that the Shares have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore).

1.0.  The Fund shall furnish Bank with a sufficient supply of blank Share certificates in the new form, and from time to time will replenish such supply upon the request of Bank.  Such blank Share certificates shall be properly signed, by facsimile or otherwise, by Officers of the Fund authorized by law or by the By-Laws to sign Share certificates and, if required, shall bear the corporate seal or a facsimile thereof.

SECTION 9. DIVIDENDS AND DISTRIBUTIONS.

1.1   If the Fund is a corporation or a limited liability company, it shall furnish to Bank a copy of a resolution of its Board of Directors, certified by the Secretary or any Assistant Secretary, either (i) setting forth the date of the declaration of a dividend or distribution, the date of accrual or payment, as the case may be, the record date as of which shareholders entitled to payment, or accrual, as the case may be, shall be determined, the amount per Share of such dividend or distribution, the payment date on which all previously accrued and unpaid dividends are to be paid, and the total amount, if any, payable to Bank on such payment date, or (ii) authorizing the declaration of dividends and distributions on a periodic basis and authorizing Bank to rely on a Certificate setting forth the information described in subsection (i) of this sub-paragraph; If the Fund is not a corporation or a limited liability company, it shall furnish to Bank a Certificate containing the information described above in preceding subparagraph.

1.2.  Prior to the payment date specified in such Certificate or resolution, as the case may be, the Fund shall, in the case of a cash dividend or distribution, either (a) pay to Bank an amount of cash sufficient for Bank to make the payment, or (b) make such deposits, if any, as may be necessary in order for its accounts from which payment will be to made contain sufficient cash for Bank to make the payment, specified in such Certificate or resolution, to the shareholders of record as of such payment date.  Bank will, upon receipt of any such cash, (i) in the case of shareholders who are participants in a dividend reinvestment and/or cash purchase plan of the Fund, reinvest such cash dividends or distributions in accordance with the terms of such plan, and (ii) in the case of shareholders who are not participants in any such plan, make payment of such cash dividends or distributions to the shareholders of record as of the record date by mailing a check, payable to the registered shareholder, to the address of record or dividend mailing address.  Bank shall not be liable for any improper payment made in accordance with a Certificate or resolution described in the preceding paragraph.  If Bank shall not receive, or the account shall not contain, as the case may be, sufficient cash prior to the payment date to make payments of any cash dividend or distribution pursuant to subsections (i) and (ii) above to all shareholders of the Fund as of the record date, Bank shall, upon notifying the Fund, withhold payment to all shareholders of the Fund as of the record date until sufficient cash is provided to Bank.

1.3   It is understood that Bank shall in no way be responsible for the determination of the rate or form of dividends or distributions due to the shareholders.

1.4   It is understood that Bank shall file such appropriate information returns concerning the payment of dividends and distributions with the proper federal, state and local authorities as are required by law to be filed by the Fund but shall in no way be responsible for the collection or withholding of taxes due on such dividends or distributions due to shareholders, except and only to the extent required of it by applicable law.

SECTION 10.         USE OF BANK’S NAME.

Customer shall obtain the prior written consent of Bank to any reference to Bank or to services to be furnished by Bank in any communication or document; provided that Bank shall have no responsibility or liability for the content of any such communication or document.

SECTION 11.         Amendment of Agreement.

Subject to Section 4, this Agreement may not be modified or amended without the prior written consent of Customer and Bank.

SECTION 12.         Assignment.

Except for the assignment by Bank (i) to a successor corporation upon the merger or consolidation of Bank, (ii) to an affiliate of Bank, or (iii) upon the sale of all or substantially all of Bank’s business of providing services similar to the Services, this Agreement shall not be assigned by either party hereto without the prior written consent of the other party hereto.

SECTION 13.         Survival.

The provisions of Sections 4, 5, 14 and 15, shall survive termination of this Agreement.

SECTION 14.         Governing Law; Jurisdiction.

This Agreement shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York.  All actions and proceedings relating to or arising from, directly or indirectly, this Agreement may be litigated only in courts located within the State of New York.  Customer hereby submits to the personal jurisdiction of such courts; hereby waives any objection that any such action is brought in an inconvenient forum or an improper venue, and waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Customer at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed; and hereby waives the right to a trial by jury in any action or proceeding with Bank.  All actions and proceedings brought by Customer against Bank relating to or arising from, directly or indirectly, this Agreement shall be litigated only in courts located within the State of New York.

SECTION 15.         CONCERNING THE CUSTOMER.

Customer hereby represents and warrants with respect to itself and each Fund listed in Schedule A from time to time, and each Fund listed on Schedule A from time to time hereby represents an warrants, but only with respect to itself, which representation and warranties of Client and of each Fund shall be deemed repeated on each day on which Bank performs services hereunder:

a)              It is duly organized and validly existing under the laws of Delaware and each Fund is duly organized and validly existing under the laws of its state of organization, and is duly registered or exempt from registration under the Investment Company Act of 1940, as amended.

b)             This Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of Customer and each Fund.  The execution, delivery and performance of this Agreement by Customer and each Fund does not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained and are in full force and effect applicable to Customer and each Fund.

c)              If Customer is acting on behalf of any Fund(s), Customer is fully authorized and empowered by each Fund to engage in the transactions contemplated by this Agreement and to execute this Agreement on behalf of each Fund.

d)             That all data, including without limitation, data about Investors or any Fund, delivered to Bank is substantially accurate and complete.

SECTION 16.         CONCERNING THE BANK

16.1 Bank may establish such additional procedures, rules and regulations governing the transfer or registration of Shares as it may deem advisable and consistent with such rules and regulations generally adopted by bank transfer agents.

16.2 Bank may keep such records as it deems advisable but not inconsistent with resolutions adopted by the Fund.  Bank may deliver to the Fund from time to time at its discretion, for safekeeping or disposition by the Fund in accordance with law, such records, papers, Share certificates which have been cancelled in transfer or exchange and other documents accumulated in the execution of its duties hereunder as Bank may deem expedient, other than those which Bank is itself required to maintain pursuant to applicable laws and regulations, and the Fund shall assume all responsibility for any failure thereafter to produce any record, paper, cancelled Share certificate or other document so returned, if and when required.  The records maintained by Bank pursuant to this paragraph which have not been previously delivered to the Fund pursuant to the foregoing provisions of this paragraph shall be considered to be the property of the Fund, shall be made available upon request for inspection by the Officers, employees and auditors of the Fund, and shall be delivered to the Fund upon request and in any event upon the date of termination of the Agreement in the form and manner kept by Bank on such date of termination or such earlier date as may be requested by the Fund.

16.3 When mail is used for delivery of non-negotiable Share certificates, the value of which does not exceed the limits of Bank’s Blanket Bond, Bank shall send such non-negotiable Share certificates by first class mail, and such deliveries will be covered while in transit by Bank’s Blanket Bond.  Non-negotiable Share certificates, the value of which exceed the limits of Bank’s Blanket Bond, will be sent by insured registered mail.  Negotiable Share certificates will be sent by insured registered mail.  Bank shall advise the Fund of any Share certificates returned as undeliverable after being mailed as herein provided for.

16.4 Bank may issue new Share certificates in place of Share certificates represented to have been lost, stolen or destroyed upon receiving instructions in writing from an Officer and indemnity satisfactory to Bank.  Such instructions from the Fund shall be in such form as approved by the Board of Directors of the Fund in accordance with applicable law or the By-Laws of the Fund governing such matters.  If Bank receives written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, Bank shall promptly notify the Fund and shall act pursuant to written instructions signed by an Officer.  If the Fund receives such written notification from the owner of the lost, stolen or destroyed Share certificate within a reasonable time after he has notice of it, the Fund shall promptly notify Bank and Bank shall act pursuant to written instructions signed by an Officer.  Bank shall not be liable for any act done or omitted by it pursuant to the written instructions described herein.  Bank may issue new Share certificates in exchange for, and upon surrender of, mutilated Share certificates.

16.5 Bank will issue and mail subscription warrants for Shares, Shares representing stock dividends, exchanges or splits, or act as conversion agent upon receiving written instructions from an Officer and such other documents as Bank may deem necessary.

16.6 Bank will supply shareholder lists to the Fund from time to time upon receiving a request therefore from an Officer of the Fund.

16.7 In case of any requests or demands for the inspection of the shareholder records of the Fund, Bank will notify the Fund and endeavor to secure instructions from an Officer as to such inspection.  Bank reserves the right, however, to exhibit the shareholder records to any person whenever it is advised by its counsel that there is a reasonable likelihood that Bank will be held liable for the failure to exhibit the shareholder records to such person.

16.8 At the request of an Officer, Bank will address and mail such appropriate notices to shareholders as the Fund may direct.

16.9 Notwithstanding any provisions of this Agreement to the contrary, Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

a)              The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Fund to request such issuance, sale or transfer;

b)             The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Fund to request such purchase;

c)              The legality of the declaration of any dividend by the Fund, or the legality of the issue of any Shares in payment of any stock dividend; or

d)             The legality of any recapitalization or readjustment of the Shares.

16.0 Specifically, but not by way of limitation, the Fund shall indemnify and hold harmless Bank from and against any and all claims (whether with or without basis in fact or law), costs, demands, expenses and liabilities, including reasonable attorney’s fees, of any and every nature which Bank may sustain or incur or which may be asserted against Bank in connection with the genuineness of a Share certificate, Bank’s due authorization by the Fund to issue Shares and the form and amount of authorized Shares.

SECTION 17.         Proprietary Information.

Customer agrees that all computer programs, software, forms, plans and procedures developed by Bank to perform the services required under this Agreement as well as the terms and conditions of this Agreement are trade secrets or other property of Bank.  In addition, Bank reserves the right to include Customer’s name on a Customer list.

section 18.         Severability.

If any court or tribunal of competent jurisdiction determines that any provision of this Agreement is illegal, invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

section 19.         Headings.

The section and paragraph headings contained herein are for convenience and reference only and are not intended to define or limit the scope of any provision of this Agreement.

SECTION 20.         COUNTERPARTS

This Agreement may be signed in multiple counterparts, in which event such counterparts when taken together shall constitute an entire agreement.

IN WITNESS WHEREOF, each of Customer and Bank has caused this Agreement to be signed by their duly authorized officers as of the day first above written.

Witness	THE BANK OF NEW YORK
	By:	Kyle C. Kerbawy
	Title:	Managing Director
Date:
Witness	R. J. O’BRIEN,
for itself, and for each of the Funds listed on Exhibit A
By:
Title:
Date: